Exhibit 99.1

CORRECTION - Niska Gas Storage Partners LLC Announces Year End Financial Results for Fiscal 2012; Places 15 Bcf Expansion of Wild Goose Facility Into Service; and Provides Guidance for Fiscal 2013

HOUSTON, TEXAS — May 30, 2012 — In Niska Gas Storage Partners LLC’s (NYSE:NKA) (“Niska” or “the Company”) recent Fiscal 2012 Earnings Release, for the period ended March 31, 2012, the amount of “Cash interest expense, net” that appears in the table titled “Selected Financial Data and Non-GAAP Reconciliations” was presented incorrectly for the fourth quarter of Fiscal 2012. Please note that full year figures were presented correctly.

“Cash interest expense, net” was incorrectly presented as $25.7 million for the three months ended March 31, 2012. This, in turn, affected the calculation of “Cash available for distribution”, which was incorrectly stated as $29.1 million in the discussion of financial results and the aforementioned table.

“Cash interest expense, net” for the quarter should have been stated as $16.1 million, and “Cash available for distribution” should have appeared as $38.7 million.

A corrected version of the table appears below:

NISKA GAS STORAGE PARTNERS LLC

SELECTED FINANCIAL DATA AND NON-GAAP RECONCILIATIONS

(in thousands of U.S. dollars, except capacity amounts)

(unaudited)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2012	2011	2012	2011
Reconciliation of Net Earnings to Adjusted EBITDA and Cash Available for Distribution:
Net earnings (loss)	$15,642	$27,899	$(165,772)	$57,457
Add (deduct):
Interest	16,977	19,407	74,630	77,007
Income tax benefit	(8,602)	(16,046)	(19,687)	(30,054)
Depreciation and amortization	12,210	10,543	46,131	46,891
Unrealized risk management losses (gains)	(8,485)	19,128	(83,193)	44,787
Impairment of goodwill	—	—	250,000	—
Loss (gain) on extinguishment of debt	(1,169)	—	4,861	—
Loss on impairment and sale of assets	5,342	—	5,342	—
Foreign exchange (gains) losses	(228)	247	682	(518)
Other income	(119)	(14)	(167)	(48)
Inventory impairment write-down	23,400	—	23,400	—
Adjusted EBITDA	$54,967	$61,164	$136,228	$195,522
Less:
Cash interest expense, net	16,089	21,488	69,856	75,991
Income taxes paid	(118)	187	988	474
Maintenance capital expenditures	422	763	1,858	1,631
Other income	(119)	(14)	(167)	(48)
Cash available for distribution	$38,694	$38,740	$63,694	$117,474

Revenue:
Long-term contract	28,175	31,250	116,244	119,566
Short-term contract	10,277	12,095	29,809	40,972
Proprietary optimization:
Realized optimization, net	33,717	40,792	62,735	114,324
Unrealized risk management (losses) gains	8,485	(19,128)	83,193	(44,787)
Inventory impairment write-down	(23,400)	—	(23,400)	—
Total	$57,254	$65,009	$268,581	$230,075

Total realized revenues	$72,169	$84,137	$208,788	$274,862

Capital expenditures:
Maintenance	$422	$763	$1,858	$1,631
Expansion and cost reduction	8,766	9,066	50,962	32,368
Total	$9,188	$9,829	$52,820	$33,999

Operating data:
Effective working gas capacity (Bcf)	221.5	204.5	221.5	204.5

	As of March 31,
	2012	2011
Selected Consolidated Balance Sheet data :
Cash and cash equivalents	$13,342	$117,742
Inventory	$230,739	$133,576
Borrowings under revolving credit facility	$150,000	$—
Total debt excluding revolving credit facility	$643,790	$800,000
Members’ equity	$690,390	$916,973

About Niska

Niska is the largest independent owner and operator of natural gas storage in North America, with strategically located assets in key natural gas producing and consuming regions. Niska owns and operates three facilities, including the AECO HubTM in Alberta, Canada; Wild Goose in California; and Salt Plains in Oklahoma. Niska also contracts gas storage capacity on the Natural Gas Pipeline Company of America system. In total, Niska owns or contracts approximately 221.5 Bcf of natural gas storage capacity.

Forward Looking Statements

This press release includes “forward-looking statements” - that is, statements related to future, not past, events. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact.  In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “anticipate,” “believe,” “intend,” “expect,” “plan,” “will” or other similar words. Our estimates of future Adjusted EBITDA and net income, as well as our expectation regarding expansion capital expenditures for our fiscal year, are forward-looking statements. These forward-looking statements involve certain risks and uncertainties that ultimately may not prove to be accurate. Among these risks and uncertainties are: (1) changes in general economic conditions; (2) our level of exposure to the market value of natural gas storage services could adversely affect our revenues and cash available to make distributions; (3) competitive conditions in our industry; (4) actions taken by third-party operators, processors and transporters; (5) changes in the availability and cost of capital; (6) operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond our control; (7) the effects of existing and future laws and governmental regulations; (8) the effects of future litigation; and (9) other factors and uncertainties inherent in the development and operation of natural gas storage facilities. Other factors that are not described that are unknown or unpredictable could also have a material adverse effect on future results.  For further discussion of risks and uncertainties, you should refer to Niska’s filings with the United States Securities and Exchange Commission. Actual results and future events could differ materially from those anticipated in such statements. Niska undertakes no obligation, and does not intend, to update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

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Non-GAAP Financial Measures

Niska uses and discloses the financial measures “Adjusted EBITDA” and “Cash Available for Distribution” in this press release.  Niska defines Adjusted EBITDA as net earnings before interest, income taxes, depreciation and amortization, unrealized risk management gains and losses, foreign exchange gains and losses, inventory impairment write-downs, gains and losses on asset dispositions, asset impairments (including goodwill) and other income.  Niska defines Cash Available for Distribution as Adjusted EBITDA reduced by cash interest expense (excluding amortization of deferred financing costs and the effects of unrealized gains or losses on interest rate swaps), income taxes paid, maintenance capital expenditures and other income.  Niska’s Adjusted EBITDA and Cash Available for Distribution are not presentations made in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”).  Niska’s

management utilizes Adjusted EBITDA and Cash Available for Distribution as key performance measures in order to assess:

•                                          the financial performance of Niska’s assets, operations and return on capital without regard to financing methods, capital structure or historical cost basis;

•                                          the ability of Niska’s assets to generate cash sufficient to pay interest on its indebtedness and make distributions to its equity holders;

•              repeatable operating performance that is not distorted by non-recurring items or market volatility; and

•              the viability of acquisitions and capital expenditure projects.

The GAAP measure most directly comparable to Adjusted EBITDA and Cash Available for Distribution is net earnings. Reconciliations of Adjusted EBITDA and Cash Available for Distribution to net earnings are presented in the table above.

Niska believes that investors benefit from having access to the same financial measures used by Niska’s management. Further, Niska believes that these measures are useful to investors because they are one of the bases for comparing Niska’s operating performance with that of other companies with similar operations, although Niska’s measures may not be directly comparable to similar measures used by other companies.

Contact

Niska Gas Storage Partners LLC
Investor Relations:
Brandon Tran, Investor Relations Associate or

Vance E. Powers, Chief Financial Officer
(403) 513-8600